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                                                                      EXHIBIT 21

                            PIONEER COMPANIES, INC.

                                  SUBSIDIARIES

                      NAME OF COMPANY                           JURISDICTION
                      ---------------                           ------------
Pioneer Companies, Inc. ....................................    Delaware
  Pioneer Corporation of America............................    Delaware
     Imperial West Chemical Co..............................    Nevada
       Kemwater North America Company.......................    Delaware
     PCI Chemicals Canada Inc. .............................    New Brunswick
     Pioneer Americas, Inc. ................................    Delaware
     Pioneer (East), Inc. ..................................    Delaware
     Pioneer Licensing, Inc. ...............................    Delaware
  Pioneer Water Technologies, Inc. .........................    Delaware
     KWT, Inc. .............................................